SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 9, 2003




                               LIZ CLAIBORNE, INC.
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             (Exact name of registrant as specified in its charter)



           DELAWARE                    001-10689                13-2842791
-------------------------------       ------------        ----------------------
(State or other jurisdiction of       (Commission             (IRS Employer
        incorporation)                File Number)        Identification Number)


     1441 Broadway, New York, NY                                    10018
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(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (212) 626-3500


                                 NOT APPLICABLE
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On April 7, 2003, Liz Claiborne, Inc., a Delaware corporation (the "Company"), completed the purchase of 100 percent of the stock of Travis Jeans, Inc. which owns the assets comprising Juicy Couture ("Juicy Couture").

Based in Southern California, Juicy Couture is a premium designer, marketer and wholesaler of sophisticated basics for women, men and children and is recognized around the world as a leading contemporary brand of casual lifestyle clothing. Juicy Couture had sales of approximately $47 million in 2002. The total purchase price consists of (i) an initial cash payment of approximately $39 million, including the assumption of debt, subject to certain post-closing adjustments which we currently estimate will increase the initial payment by approximately $4 million, and (ii) a contingent payment equal to 30% of the equity value of Juicy Couture to be determined as a multiple of Juicy Couture's earnings for the year ended 2005, 2006 or 2007. The selection of the measurement year for the contingent payment is at either party's option. The Company currently estimates that, if the 2005 measurement year is selected, the contingent payment will be in the range of approximately $45 - $55 million.

Juicy Couture sells its products predominantly through select specialty stores such as Scoop, Barney's, Bergdorf Goodman, Henri Bendel and Fred Segal. Department store distribution is limited to upscale purveyors such as Neiman Marcus, Saks Fifth Avenue, Bloomingdale's, Marshall Field's and Nordstrom. The Company also has agreements with international distributors in Europe, Canada and Asia. Juicy Couture products are available in over 840 specialty stores and approximately 280 department stores throughout the United States, as well as over 300 stores internationally. Juicy Couture primarily targets the fashion-conscious woman between the ages of 18 and 45, as well as aspirational teens and baby boomers.

Juicy Couture is a designer, marketer and wholesaler of men's and women's sportswear and accessories which are sold through wholesale showrooms and sales representatives to customers in the retail fashion industry throughout the United States, Canada, Europe and Japan.

The Company designs and markets an extensive range of women's and men's fashion apparel and accessories appropriate to wearing occasions ranging from casual to dressy. The Company also markets fragrances for women and men. The Company's brands include Axcess, Bora Bora, Claiborne, Crazy Horse, Curve, Dana Buchman, Elisabeth, Ellen Tracy, Emma James, First Issue, J.H. Collectibles, Laundry by Shelli Segal, Liz Claiborne, Lucky Brand, Mambo, Marvella, Mexx, Monet, Monet 2, Russ, Sigrid Olsen, Trifari and Villager. In addition, the Company holds the exclusive, long-term license to produce and sell men's and women's collections of DKNY(R) Jeans and DKNY(R) Active, as well as CITY DKNY(R) better women's sportswear in the Western Hemisphere. The Company also has the exclusive license to produce women's wear under the Kenneth Cole New York, Unlisted and Reaction Kenneth Cole brand names.








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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LIZ CLAIBORNE, INC.


Dated:   April 9, 2003             By:  /s/ Michael Scarpa
                                        ---------------------------------------
                                        Name:    Michael Scarpa
                                        Title:   Senior Vice President,
                                                 Chief Financial Officer













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